State of Delaware
Secretary of State
Division of Corporations
Delivered 01:01 PM 12/13/2005
FILED 12:51 PM 12/13/2005
SRV 051014023 - 3024111 FILE

# CERTIFICATE OF OWNERSHIP

OF

COVENTURE INTERNATIONAL INC.
(a Delaware corporation)

AND

CHINA NATURAL GAS, INC.
(a Delaware corporation)

UNDER SECTION 253 OF THE GENERAL CORPORATION LAW

OF THE STATE OF DELAWARE

The undersigned corporations organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DO HEREBY CERTIFY:

FIRST: That the name and state of incorporation of each of the constituent corporations of the merger are as follows:

| NAME | STATE OF INCORPORATION |
|---|---|
| Coventure International Inc. | Delaware |
| China Natural Gas, Inc. | Delaware |

SECOND: That 100% of the outstanding stock of China Natural Gas, Inc. is owned by Coventure International Inc.

THIRD: That the name of the surviving corporation of the merger is Coventure International Inc., which will continue its existence as said surviving corporation under the name China Natural Gas, Inc.

FOURTH: That the Certificate of Incorporation of Coventure International Inc., a Delaware corporation, the surviving corporation, shall be the Certificate of Incorporation of the surviving corporation, except that article FIRST relating to the name shall be struck and shall be substituted in lieu therefor the following article:

"FIRST: The name of the corporation is China Natural Gas, Inc."

FIFTH: That the members of the Board of Directors of Coventure International Inc. unanimously adopted the following resolution by written consent on the 9th day of December, 2005:

RESOLVED, that the Company's wholly-owned subsidiary, China Natural Gas, Inc., be merged with and into the Company, and that upon the filing of the appropriate certificate of Merger with the Secretary of State of the State of Delaware, the Company's name shall be changed to China Natural Gas, Inc.

SIXTH: This merger shall be effective on December 19, 2005.

IN WITNESS WHEREOF, the undersigned have executed this Certificate this 12th day of December, 2005.

COVENTURE INTERNATIONAL INC.

By:/s/ MINQING LU
Name: Minqing Lu
Title: Chief Executive Officer

CHINA NATURAL GAS, INC.

By:/s/ MINQING LU
Name: Minqing Lu
Title: Chief Executive Officer